Columbia Property Trust Complements Growth Strategy with Acquisition of Normandy Real Estate Management
Integration of leading real estate operator with established development and management platform strengthens ability to create incremental value

•	Further enhances Columbia’s proven platform with Normandy’s team and relationships, including the addition of a development arm

•	Provides accretive revenues from management businesses

•	Expands presence in New York, Washington, D.C., and Boston with minimal capital commitment

NEW YORK (October 16, 2019) - Columbia Property Trust, Inc. (NYSE: CXP) today announced that it has signed a definitive agreement to acquire Normandy Real Estate Management, LLC, a leading developer, operator and investment manager of office and mixed-use assets in New York, Boston, and Washington, D.C. Columbia will acquire Normandy’s operating platform and its general partner interests in three active management funds in a cash and stock transaction with a total value of approximately $100 million, exclusive of transaction and closing costs. The transaction is expected to close by year-end 2019 pending the completion of customary closing conditions.
“Expanding our platform - both our capabilities and presence in our key markets - is highly supportive of Columbia’s long-term growth objectives. Combining the Columbia and Normandy teams enhances our mutual talent, resources and relationships, and strengthens our position as a leader in our target markets,” said Nelson Mills, President and Chief Executive Officer of Columbia.
“Beyond Normandy’s proven sourcing, development and management capabilities, we’ve had the opportunity to experience their positive culture first hand through our joint projects in Manhattan,” continued Mills. “By joining forces, we will be able to provide fully integrated construction, development, leasing and property management services, as well as a complementary fund management platform to augment our core portfolio operations. All of this should greatly benefit our shareholders and our respective tenants, employees, and partners.”
Over the past two decades, Normandy has built a highly respected record of acquiring, developing, redeveloping, repositioning, and managing real estate assets as exceptional investments with attractive yields. Normandy has acquired or developed over 30 million square feet of office space across New York, New Jersey, Boston, and Washington, D.C., including dozens of major headquarters facilities for leading companies. The firm has also completed many value-adding repositioning projects, and current projects in Manhattan include the Terminal Warehouse, an iconic 1.2-million‑square‑foot, brick-and-beam property in the West Chelsea Historic District, and 888 Broadway, a 237,000-square-foot, architecturally significant redevelopment in the Flatiron District. In addition, Columbia and Normandy have previously announced joint venture partnerships on 799 Broadway, a 182,000-square-foot, ground-up development project near Union Square Park, and the redevelopment of 250 Church Street in TriBeCa.
These development and repositioning projects have been funded by a series of discretionary real estate funds and joint ventures managed by Normandy and backed by a number of respected institutional investors.

Normandy currently manages approximately 14 million square feet of assets across the Northeastern U.S. on behalf of its various fund investors and joint venture partners.
Founded in 2002, Normandy is led by partners Finn Wentworth, David Welsh, and Jeff Gronning. Wentworth is expected to join Columbia’s Board of Directors. Welsh will serve as Chairman of the Investment Committee for Normandy’s Funds III and IV, in which Columbia will acquire general partner interests. Gronning is slated to become Chief Investment Officer for Columbia, while fellow Normandy partners Gavin Evans and Paul Teti will also join Columbia’s senior leadership team.
Wentworth commented, on behalf of the Normandy founders, “The strategic combination of Columbia and Normandy will form a stronger company with an exceptional gateway market portfolio, a world-class team and a robust pipeline. We have tremendous respect for Columbia’s strategy and leadership team, and, after launching two projects with them this past year, we’ve seen how well their culture and business model align with ours. We believe that combining our development expertise and deep relationships in New York, Boston and D.C. with Columbia’s platform will create a formidable force in these markets. The combined Company will be positioned to expand on our extensive records of success and deliver superior results for all stakeholders.”
Key Strategic Benefits of the Transaction

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Expanded Platform: The acquisition further strengthens Columbia’s sourcing, construction, and other key capabilities and adds a full development arm, while also creating a complementary fund management program to drive additional revenues.

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Enhanced Execution: By expanding Columbia’s talent base, skill sets, relationships, resources, and key market presence, the acquisition of Normandy strengthens Columbia as a vertically integrated company with greater capacity to drive cash flow growth in its ongoing efforts to deliver sector-leading returns.

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Greater Capital Access: Normandy’s deep bench of fund and joint venture relationships will enhance Columbia’s existing access to capital sources. In turn, Normandy’s existing partners and investors will benefit from Columbia’s high-quality balance sheet that has the capacity to support additional growth.

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Augmented Growth Strategy: By acquiring a proven development platform and an expanded investment pipeline of value-add projects, Columbia will have incremental opportunities to build upon its long-term track record while enhancing the growth profile of its core portfolio.

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Accretive Transaction: Columbia expects the fee streams from Normandy’s management businesses to be accretive to 2020 Normalized Funds from Operations and expects to realize longer-term benefits through operational synergies and greater scale.

Transaction Details
Columbia will acquire the Normandy operating platform and real property interests for aggregate consideration of approximately $100 million, exclusive of transaction and closing costs. This consideration will consist of $13.5 million in cash and approximately $86.5 million in convertible preferred units, issued at a strike price of $26.50 per share.
In addition to Normandy’s property and investment management businesses and their related fee streams, Columbia will acquire the general partnership interests and certain limited partnership interests totaling approximately 2 percent in each of Normandy Real Estate Fund III, LP; Normandy Real Estate Fund IV, LP; and Normandy Opportunity Zone Fund, LP. Not included in the transaction are Normandy Real Estate Fund, LP and Normandy Real Estate Fund II, LP, as well as several mixed-use suburban development projects.

The transaction, which has been approved by Columbia’s Board of Directors and Normandy’s ownership partners, is expected to close before the end of the year, subject to various partner and lender consents, and other customary closing conditions. The transaction is not contingent upon receipt of financing.
Advisors
Morgan Stanley is acting as exclusive financial advisor for Columbia; Kelley Drye & Warren and King & Spalding are acting as legal advisors to Columbia. Moelis & Company is acting as exclusive financial advisor and Goodwin Procter as legal advisor to Normandy.
Presentation
Associated presentation materials regarding the transaction will be available on the investor relations section of Columbia’s website at https://ir.columbia.reit.
About Columbia Property Trust
Columbia Property Trust (NYSE: CXP) creates value through owning, operating and developing Class-A office buildings in high-barrier U.S. office markets, primarily New York, San Francisco, and Washington D.C. Columbia is deeply experienced in transactions, asset management and repositioning, leasing, and property management. It employs these competencies to grow value across its high-quality, well-leased portfolio of 17 properties that contain over seven million rentable square feet, as well as one property under development. Columbia has investment-grade ratings from both Moody’s and Standard & Poor’s. For more information, please visit www.columbia.reit.
About Normandy Real Estate Management
Normandy Real Estate Management is a privately owned real estate investment manager, developer and operator that targets equity and debt strategies focused on office and mixed-use assets in urban and transit-oriented markets in the Northeast and Mid-Atlantic region. Normandy utilizes its vertically integrated operating platform to enhance value through creative repositioning, financial structuring, intensive management, and capital investment. Since its founding in 2002, the firm has managed a series of discretionary real estate funds and joint ventures backed by some of the most prestigious institutional investors in the world. For more information visit www.normandyrealty.com.
Forward-Looking Statements:
Certain statements contained in this press release other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such statements include, in particular, statements with respect to the anticipated effects of the proposed transaction, expectations with respect to synergies, the proposed transaction’s anticipated benefits to stockholders, the anticipated timing of the closing of the proposed transaction and plans with respect to the leadership of the combined company following the closing of the proposed transaction. These statements are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Any such forward-looking statements are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flow from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. See Item 1A in Columbia Property Trust’s most recently filed Annual Report on Form 10-K for the year ended

December 31, 2018, for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements. The risk factors described in our Annual Report are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also harm our business.

Contacts

For Columbia:

Media Inquiries		Investor Relations
Bud Perrone		Matt Stover
T	212 843 8068	T	404 465 2227
E	bperrone@rubenstein.com	E	ir@columbia.reit

For Normandy:

Media Inquiries		Investor Relations
Scott Cianciulli		Melissa Donohoe
T	212 739 6753	T	973 898 1160
E	scott@theplunkettgroup.com	E	mdonohoe@normandyrealty.com